EXHIBIT 15.1






October 18, 1996



Kinark Corporation
7060 South Yale
Tulsa, Oklahoma

We have made a review, in accordance with standards established by the American
Institute of Certified Public Accountants, of the unaudited interim financial information of Kinark Corporation and subsidiaries for the periods ended March
31, 1996 and 1995 and June 30, 1996 and 1995, as indicated in our reports dated
May 10, 1996 and August 9, 1996, respectively, which both include an explanatory paragraph discussing the Company's adoption of Statements of
Financial Accounting Standards No. 121 and 123; because we did not perform an audit, we expressed no opinion on that information.

We are aware that our reports referred to above, which were included in your
Quarterly Reports on Form 10-Q for the quarters ended March 31,
1996, as
amended, and June 30, 1996 are being used in this Registration
Statement.

We are also aware that the aforementioned reports, pursuant to Rule 436(c) under the Securities Act of 1933, are not considered a part of the Registration
Statement prepared or certified by an accountant or a report prepared or certified by an accountant within the meaning of Sections 7 and 11 of that Act.



/s/ Deloitte & Touche LLP
Deloitte & Touche LLP